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                                EXHIBIT  10.38

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                         SECURITY SERVICES AGREEMENT


        This Security Services Agreement (the "Agreement") is entered into as of this first day of January, 1996, by and between Portman Holdings, LP, a Georgia limited partnership ("Portman") and AMC, Inc., a Georgia corporation ("AMC").

        WHEREAS, Portman desires to obtain certain security services to the building known as One Peachtree Center, located at 303 Peachtree Street, N.E., Atlanta, Georgia (the "Services"); and

        WHEREAS, AMC is willing to provide such Services upon the terms and conditions more particularly set forth herein;

        NOW, THEREFORE, for and in consideration of the mutual covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby Portman and AMC hereby agree as follows:

        1. AMC agrees to provide to Portman a certain employee to provide the Services (the "Employee"). Initially, it is anticipated that such Services will include but not be limited to the following:

            (a) Preparation of annual budget for operating and capital expenditures;

            (b) Planning and staffing of in-house and contract security personnel;


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    (c)   Preparation of bid process and contract analysis for security services and capital improvement projects;

    (d) Providing public safety liaison for local, state and federal law enforcement agencies; and

    (e)   Assisting in overall security operations.

The parties acknowledge, however, that the precise scope of said Employee's duties hereunder may vary from time to time. Accordingly, Portman and AMC may adjust the Employee's hours and duties hereunder, as the parties may mutually agree. All Services will be performed in a professional manner, consistent at a minimum with the standards required by AMC of its own employees performing similar functions.

    2. In consideration for such Services, Portman agrees to pay to AMC a monthly fee of one thousand eleven dollars and 75/100 dollars ($1,011.75). Said fee will be paid within fifteen (15) days following the last day of each calendar month during which Services are provided hereunder. Said fee is "fully loaded," and Portman will not be liable for any taxes or benefits over and above the payment described in this paragraph. It is expressly agreed that the Employee will remain the employee of AMC for all purposes, and that AMC shall be solely responsible for the payment of any and all taxes, salary, bonuses, benefits, insurance, and other similar obligations with respect to the Employee.

    3. The initial term of this Agreement will commence as of January 1, 1996, and unless earlier terminated for cause, as provided in Paragraph 5, below, or unless




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terminated by mutual consent of the parties will expire on December 31, 1996.

    4. AMC agrees to indemnify and hold Portman harmless from and against any and all claims, losses or damages directly or indirectly resulting from the negligent acts or omissions or intentional misconduct of the Employee arising out of or in connection with the performance of the Services.

    5. In the event either party shall be in material default of its obligations hereunder, the non-defaulting party shall so notify the defaulting party in writing, describing the default in reasonable detail. If such default is not materially cured within ten (10) working days following receipt of such notice, the non-defaulting party may terminate this Agreement, which termination will become effective upon the date set forth in the default notice. Such right of termination shall be in addition to and not in lieu of any other rights or remedies the parties may have at law or in equity.

    6. This Agreement contains the entire agreement between the parties with regard to the subject matter hereof, and supersedes all prior discussions, negotiations,



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agreements or understandings.  This Agreement may only be amended in writing, executed by the parties hereto.

    7. This Agreement will be subject in all respects to the laws of the State of Georgia.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written with intent to be bound hereby.


                                    PORTMAN HOLDINGS, LP


                                    By: /s/ Russell LaGrone
                                       ------------------------------
                                            Russ LaGrone
                                    Title:  Vice President, Finance


                                    AMC, INC.



                                    By: /s/ Virginia Gorday
                                       ------------------------------
                                            Virginia Gorday
                                    Title:  Senior Vice President,
                                              Operations